                                                                   EXHIBIT 10.5



                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                 SPECTRX, INC.


                               6025A Unity Drive
                              Norcross, GA  30071


                                                    TABLE OF CONTENTS
                                                                                                                       PAGE
SECTION 1  Authorization and Sale of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Sales of Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2  Closing Dates; Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         2.1     Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Delivery.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.3     Subsequent Sales.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 3  Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         3.1     Organization and Standing; Articles and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.2     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.4     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.5     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.6     Labor Agreements and Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.7     Agreements; Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.8     Title to Properties and Assets; Liens, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.9     Compliance with Other Instruments, None Burdensome, etc  . . . . . . . . . . . . . . . . . . . . . . . 4
         3.10    Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.11    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.12    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.13    Governmental Consent, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.14    Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.15    Brokers or Finders; Other Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.16    Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.17    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

SECTION 4  Representations and Warranties of the Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         4.1     Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2     Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.3     Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.4     No Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.5     Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.6     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.7     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.8     Tax Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.9     Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





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                               TABLE OF CONTENTS
                                  (CONTINUED)


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SECTION 5  Conditions to Closing of Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.1     Representations and Warranties Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.3     Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.4     Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.5     Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.6     Amended and Restated Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.7     Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 6  Conditions to Closing of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

         6.1     Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.2     Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.3     Amended and Restated Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.4     Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 7  Affirmative Covenants of the Company and the Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . .   9

         7.1     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.2     Assignment of Rights to Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.3     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.4     Termination of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 8  Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 9  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         9.1     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.2     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.3     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.4     Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.5     Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.6     Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.7     California Corporate Securities Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.8     Georgia Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.9     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.10    Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         9.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.12    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         9.13    Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





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                               TABLE OF CONTENTS
                                  (CONTINUED)


EXHIBITS

                                                                   PAGE
                                                                   ----
         A       Schedule of Purchasers
         B       Amended and Restated Certificate of Incorporation
         C       Exceptions to Representations and Warranties
         D       Proprietary Information Agreement
         E       Registration Rights Agreement
         F       Legal Opinion





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


                                 SPECTRX, INC.

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         This Agreement is made as of August 30, 1996 among SpectRx, Inc., a Delaware corporation located at 6025A Unity Drive, Norcross, Georgia 30071 (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").


                                   SECTION 1

                   AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company will authorize the sale and issuance of up to 937,500 shares of its Series B Preferred Stock (the "Series B Shares"), having the rights, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation (the "Articles") in the form attached to this Agreement as Exhibit B.

         1.2 SALES OF PREFERRED. Subject to the terms and conditions hereof, the Company will severally issue and sell to each of such Purchasers and the Purchasers will severally buy from the Company the total number of Series B Shares set forth in column 2 of the Schedule of Purchasers at the Closing (as defined below) for the purchase price set forth in column 3 of the Schedule of Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales to each of the Purchasers are separate sales.


                                   SECTION 2

                            CLOSING DATES; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series B Shares hereunder (the "Closing") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 at 9:00 a.m., local time, on August 30, 1996 or at such other time and place upon which the Company and the Purchasers shall agree.

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate, registered in such Purchaser's name, representing the number of Series B Shares to be purchased by such Purchaser at such Closing as specified in the Schedule of Purchasers, against payment of the purchase price therefor by cancellation of indebtedness, by check payable to the Company, or by wire transfer per the Company's wiring instructions.

         2.3 SUBSEQUENT SALES. At any time on or before the 90th day following the Closing, the Company may sell up to the balance of the authorized Series B Shares not sold at the Closing. All such sales shall be made on the terms and conditions set forth in this Agreement and the purchasers thereof shall be "Purchasers" under this Agreement. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a revised Exhibit A to this Agreement reflecting such sales.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia, and the failure to be so qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted.

         3.2 CORPORATE POWER. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement and the agreements set forth as Exhibits hereto (collectively, the "Agreements"), to sell and issue the Series B Shares hereunder, to issue the Common Stock issuable upon conversion of the Series B Shares and the Series B1 Preferred Stock and to carry out and perform its obligations under the terms of the Agreements.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Articles, consist of 15,000,000 shares of Common Stock, 3,560,000 shares of Series A Preferred Stock, 3,560,000 shares of Series A1 Preferred Stock, 1,375,000 shares of Series B Preferred Stock and 1,375,000 shares of Series B1 Preferred Stock (the Series B and Series B1 Preferred Stock shall be referred to as the "Preferred Stock"). Immediately prior to the Closing 2,083,500 shares of Common Stock and 3,103,784 shares of Series A Preferred Stock will be outstanding and no other shares of capital stock will be outstanding. There are also outstanding immediately prior to the Closing warrants to purchase an aggregate of 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock. All of the outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The Series B Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved 4,935,000 shares of Common Stock for issuance upon conversion of the Preferred Stock, and 1,150,000 shares of its Common Stock for issuance pursuant to its 1995 Incentive Stock Plan. The Company has also reserved 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock for issuance upon the exercise of warrants to purchase shares of Common Stock and Series A Preferred Stock outstanding as of the Closing. Except for those set forth in the Agreements, there are no options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Series B Shares (and the Common Stock issuable upon conversion of the Preferred Stock) and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance their terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement (as defined below) hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series B Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Articles; the Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles, will be validly issued, and will be fully paid and nonassessable; and the Preferred Stock and such Common Stock will be free of any liens or encumbrances, assuming the Purchasers take the Series B Shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Preferred Stock (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

         3.6 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and, to the best of the Company's knowledge, each employee of the Company is terminable at the will of the Company.

         3.7     AGREEMENTS; ACTION.

                 (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof nor are there agreements or understandings between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                 (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                 (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

         3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation or default of any term of its Articles or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and to the best of its knowledge is not in violation of any statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Series B Shares and the Common Stock issuable upon conversion of the Preferred

Stock, have not resulted and will not result in any material violation of, or conflict with, or constitute with or without the passage of time and the giving of notice a material violation or default under, the Company's Articles or Bylaws or any of its agreements nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

         3.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof). The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.11 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. Each employee of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D.

         3.12 REGISTRATION RIGHTS. Except as set forth in the Amended and Restated Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement"), the Company is not under any contractual obligation to register (as defined in Section 1 of the Registration Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.13 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Series B Shares (and the Common Stock issuable upon conversion of the Preferred Stock), or the consummation of any other transaction contemplated hereby, except (a) filing of the Articles in the office of the Delaware Secretary of State, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series B Shares (and the Common Stock issuable upon conversion of the Preferred Stock) under applicable state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.14 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Series B Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Preferred Stock, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with applicable state securities laws.

         3.15 BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.16 PATENTS AND TRADEMARKS. There are no outstanding options, licenses, or agreements of any kind relating to the intellectual property of the Company. The Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         3.17 DISCLOSURE. This Agreement, together with the Exhibits attached hereto and all other certificates delivered in connection herewith, when taken as a whole, does not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made. The Company has fully provided each Purchaser with all the information such Purchaser has requested for deciding whether to purchase the Series B Shares and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Series B Shares as follows:

         4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Series B Shares and the Common Stock underlying the Preferred Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Series B Shares to be purchased and the Common Stock underlying the Preferred Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Preferred Stock and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.6 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.


         4.8 TAX LIABILITY. It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation). It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         4.9 LEGEND. It is understood that the certificates evidencing the Series B Shares will bear the following legend: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."


                                   SECTION 5

                      CONDITIONS TO CLOSING OF PURCHASERS

         The Purchasers' obligations to purchase the Series B Shares at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit F.

         5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company executed by the President of the Company, dated as of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.5 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series B Shares and the Common Stock issuable upon conversion of the Preferred Stock.

         5.6 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         5.7 REGISTRATION RIGHTS AGREEMENT. The Company and the parties listed thereon shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.


                                   SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Series B Shares at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing.

         6.2 BLUE SKY. The Company shall have obtained all necessary state securities law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Series B Shares and the Common Stock issuable upon conversion of the Preferred Stock.

         6.3 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         6.4 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.


                                   SECTION 7

            AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. As long as a Purchaser holds not less than 100,000 shares of Preferred Stock and/or Common Stock issued upon conversion of the Preferred Stock:

                 (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                 (b) As soon as practicable after the end of each calendar quarter, and in any event within 15 days thereafter, an unaudited quarterly report including a balance sheet, profit and loss statement cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments).

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that any Purchaser may assign to any transferee, other than a competitor of the Company, and after giving notice to the Company, the rights granted pursuant to Section 7.1 to (i) a transferee who acquires at least 100,000 shares of Preferred Stock and/or Common Stock issued upon conversion of the Preferred Stock (appropriately adjusted for Recapitalizations) or (ii) any constituent partner of a Purchaser.

         7.3 INSPECTION. The Company shall permit each Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser, provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         7.4 TERMINATION OF COVENANTS. The covenants set forth in Sections 7.1, 7.2 and 7.3 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


                                   SECTION 8

                              REGISTRATION RIGHTS

         The Purchasers shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit E.

                                   SECTION 9

                                 MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware.

         9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Preferred shall not be assignable without the consent of the Company.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock may, with the Company's prior written consent, waive, modify or amend on behalf of all Purchasers, any provision hereof.

         9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

                 Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         9.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         9.8 GEORGIA LEGEND. The Purchasers acknowledge that each certificate shall bear the following legend: THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         9.9     EXPENSES.

                 (a) The Company and each Purchaser shall bear its own legal and other expenses with respect to this Agreement.

                 (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement (including any exhibit or schedule hereto), the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         9.10 FINDER'S FEES. With respect to any finder's fees arising out of the purchase of the Series B Shares pursuant to this Agreement:

                 (a) The Company hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

                 (b) Each Purchaser hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives, are responsible.

         9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         9.12 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.13 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

 The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"                               "PURCHASERS"

SPECTRX, INC.                           HILLMAN MEDICAL VENTURES 1995
a Delaware corporation                  L.P., a Delaware limited
partnership


By:                                     By: Hillman/Dover Limited
    ------------------------------        Partnership, general partner
Title:
       ---------------------------      By: Wilmington Securities, Inc.,
                                            its sole general partner


                                        By:
                                            ------------------------------
                                        Title:
                                               ---------------------------


                                        HILLMAN MEDICAL VENTURES 1996
                                          L.P., a Delaware limited partnership


                                        By: Hillman/Dover Limited
                                          Partnership, general partner

                                        By: Wilmington Securities, Inc.,
                                            its sole general partner

                                        By:
                                            ------------------------------
                                        Title:
                                               ---------------------------

                                      NORO-MOSELEY PARTNERS II, L.P.,
                                        a Georgia limited partnership


                                      By: Moseley & Company, II,
                                        general partner


                                      By:
                                          --------------------------------
                                              Jack R. Kelly Jr.

                                      Title: General Partner


                                      ------------------------------------
                                      Rogers Badett


                                      ------------------------------------
                                      Richard Bowe, M.D.


                                      ------------------------------------
                                      Joseph Calabro


                                      ------------------------------------
                                      William Chambers


                                      ------------------------------------
                                      Dr. William Collins


                                      ------------------------------------
                                      Steven Davis


                                      ------------------------------------
                                      Emory J. Ethridge


                                      ------------------------------------
                                      Jimmy Funderburke

                                      -----------------------------------
                                      R. Andrew Garrett


                                      -----------------------------------
                                      Nelson Gold


                                      The Gavin Herbert, Jr.
                                         Successor Trust

                                      By:
                                          -------------------------------

                                      Title:  Trustee


                                      By:
                                          -------------------------------

                                      Title:  Trustee



                                      -----------------------------------
                                      Keith D. Ignotz



                                      -----------------------------------
                                      John Imhoff



                                      -----------------------------------
                                      Randolf Lindblad, M.D.



                                      -----------------------------------
                                      Dean Maloof



                                      -----------------------------------
                                      Frank Maloof



                                      -----------------------------------
                                      Steve Maloof

                                       ----------------------------------
                                       David Marco


                                       ----------------------------------
                                       Mark Miehle


                                       ----------------------------------
                                       Peter Mondalek


                                       ----------------------------------
                                       Michael Paul Moore


                                       ----------------------------------
                                       Charles M. Phillips


                                       ----------------------------------
                                       Dr. Lawrence Phillips


                                       POWERVISION, INC.

                                       By:
                                           ------------------------------

                                       Title:
                                              ---------------------------


                                       ----------------------------------
                                       Dr. Dale Rorabaugh


                                       ----------------------------------
                                       Mark A. Samuels


                                       ----------------------------------
                                       William Zachary

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS


            (1)                                                      (2)                    (3)
                                                              NUMBER OF SHARES OF   AGGREGATE PURCHASE PRICE
         NAME AND ADDRESS                                     SERIES B PREFERRED     OF SERIES B PREFERRED
----------------------------------                          ------------------     ---------------------
Hillman Medical Ventures 1995 L.P.                                 67,603           $    270,412
824 Market Street, Suite 900
Wilmington, DE 19801
Attn:  Darlene Clarke

Hillman Medical Ventures 1996, L.P.                               562,930           $  2,251,720
824 Market Street, Suite 900
Wilmington, DE 19801
Attn:  Darlene Clarke

Noro-Moseley Partners II, L.P.                                    193,033           $    772,132
4200 Northside Parkway, Bldg. 9
Atlanta, GA 30327

Attn:  Jack Kelly
Rogers Badgett                                                     62,969           $    251,876
1822 North Main St
P. O. Drawer H
Madisonville, KY 42431

Richard Bowe, M.D                                                   6,484           $     25,936
The Bowe Eye Center
1818 South Union, Suite 2
Tacoma, WA 98405

Joseph Calabro                                                     26,193           $    104,772
2631 South 15th Street
Philadelphia, PA 19145

William Chambers                                                   27,969           $    111,876
811 Fleming Street
Mt. Pleasant, TX 75455

I. William Collins, O.D                                             6,484           $     25,936
266 Concord Drive
Pottstown, PA 19464

Steven Davis                                                        6,355           $     25,420
19 Ancient Oak Court
Marietta, GA 30076

            (1)                                                      (2)                    (3)
                                                              NUMBER OF SHARES OF   AGGREGATE PURCHASE PRICE
         NAME AND ADDRESS                                     SERIES B PREFERRED     OF SERIES B PREFERRED
----------------------------------                          ------------------     ---------------------
Emory J. Ethridge                                                  30,938           $    123,753
211 Mooney Road
Fort Walton Beach, FL 32547

Ilse Fong                                                          18,750           $     75,000
P.O. Box 550246
Atlanta, Georgia 30355

Jimmy Funderburke                                                  12,500           $     50,000
One Special Money Boulevard
Atlanta, GA 30340

R. Andrew Garrett                                                   1,250           $      5,000
950 East Paces Ferry Road
Suite 1475
Atlanta, GA 30326

Nelson Gold                                                           500           $      2,000
6250 Mountain Brook Lane
Atlanta, GA 30328

Keith D. Ignotz                                                    28,012           $    112,048
3151 Willow Green Court
Duluth, GA 30136

John Imhoff                                                        50,938           $    203,752
c/o Ms. Pam Watson
Cottage 441
Sea Island, GA 31561

Randolf Lindblad, M.D                                               6,484           $     25,936
2622 Meridian Street South
Puyallup, WA 98373

Frank Maloof                                                       42,969           $    171,876
2669 Mercedes Drive N.E
Atlanta, GA 30345

Steve Maloof                                                       37,969           $    151,876
2669 Mercedes Drive N.E
Atlanta, GA 30345

David Marco                                                         8,855           $     35,420
c/o Marco Technologies
11825 Central Parkway
Jacksonville, FL 32216

            (1)                                                      (2)                    (3)
                                                              NUMBER OF SHARES OF   AGGREGATE PURCHASE PRICE
         NAME AND ADDRESS                                     SERIES B PREFERRED     OF SERIES B PREFERRED
----------------------------------                          ------------------     ---------------------
 Mark Miehle                                                        1,296           $      5,184
 c/o Dicon
 10373 Roselle St., #4
 San Diego, CA 92121

 PPM, Inc.                                                          5,500           $     22,000
 c/o Peter Mondalek
 42111 Ridgehurst Drive
 Smyrna, GA 30080

 Michael Paul Moore                                                 3,000           $     12,000
 c/o J.C. Brandford & Company
 5 Concourse Parkway, Ste. 2750

 Doug Myers                                                         1,100           $      4,400
 8940 Nesbit Lake Drive
 Alpharetta, Georgia 30202

 Charles M. Phillips                                                4,093           $     16,372
 5866 Castle Lane
 Norcross, GA 30093

 Dr. Lawrence Phillips                                              2,924           $     11,696
 1799 Castleway Lane
 Atlanta, GA 30345

 PowerVision, Inc.                                                 12,969           $     51,876
 Genesis Building, 3rd. Floor
 Grand Cayman
 Cayman Islands
 British West Indies

 Dr. Dale Rorabaugh                                                 6,484           $     25,936
 6580 Paseo Del Ias
 Rancho Santa Fe, CA 92067

 William Zachary                                                   35,500           $    142,000
 1000 Commerce Drive
 Decatur, GA 30030


                                                                =========           ============
          Total                                                 1,272,051           $  5,088,205

                                   EXHIBIT B


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                       ----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SPECTRX, INC." FILED IN THIS OFFICE ON THE THIRTIETH DAY OF AUGUST, A.D. 1996, AT 9 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * * * *





                        [SEAL OF THE SECRETARY OF STATE]



                              --------------------------------------
                              Edward J.  Freel, Secretary of State

                              AUTHENTICATION:  8087989
                              DATE: 08-30-96

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 SPECTRX, INC.


         SpectRx, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is SpectRx, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 27, 1992.

         2. This Certificate restates and amends the provisions of the Corporation's Restated Certificate of Incorporation to read as set forth in Exhibit A attached to this Certificate.

         3. This restatement and amendment of the Corporation's Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the holders of each class of outstanding stock entitled to vote thereon as a class by written consent given in accordance with Section 228 of the General Corporation Law of the State of Delaware. Written notice pursuant to Section 228 has been given to those stockholders of the Corporation who have not consented in writing to this action.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Restatement of Certificate of Incorporation to be signed by Mark A. Samuels, its President, and attested by Robert D. Brownell, its Assistant Secretary, this 28 day of August, 1996.


                                      SPECTRX, INC.


                                      By:  /s/ Mark A. Samuels
                                         --------------------------------
                                         Mark A. Samuels, President

ATTEST:

/s/ Robert D. Brownell
------------------------------
Robert D. Brownell,
Assistant Secretary

                                   EXHIBIT A


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 SPECTRX, INC.


                                       I

         The name of this corporation is SpectRx, Inc. (the "Corporation").

                                       II

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                       III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       IV

         The Corporation is authorized to issue two classes of capital stock:
Preferred Stock, $0.001 par value per share, and Common Stock, $0.001 par value per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 9,870,000 of which 3,560,000 shares shall be designated Series A Preferred Stock ("Series A Preferred Stock"), 3,560,000 shares shall be designated Series A1 Preferred Stock ("Series A1 Preferred Stock"), 1,375,000 shares shall be designated Series B Preferred Stock ("Series B Preferred Stock"), and 1,375,000 shares shall be designated Series B1 Preferred Stock ("Series B1 Preferred Stock"). The total number of shares of Common Stock which the Corporation shall have the authority to issue is 15,000,000. The Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock are herein collectively referred to as the "Preferred Stock."

                                       V

         The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

         1. Dividends. The holders of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor at the rate of $0.10, $0.10, $0.40 and $0.40 per share, per annum, respectively. Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the Corporation. Thereafter, the holders of Common Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor. Notwithstanding anything set forth in this paragraph 1, no dividends shall be payable on any shares of Common Stock issued with respect to shares of Series A1 Preferred Stock and Series B1 Preferred Stock issued pursuant to paragraph 4(e)(ii)(A) and 4(e)(ii)(B). The right to dividends on shares of Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

         2.   Liquidation Preference.

              (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation by reason of their ownership thereof, an amount equal to $1.00, $1.00, $4.00 and $4.00 per share for each outstanding share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock, respectively, plus any declared but unpaid dividends on such share. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to provide for the cash payment described above to the holders of Preferred Stock, such assets as are available shall be paid to the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

              After the payment or setting apart of payment to the holders of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive any remaining assets of the Corporation on a pro rata basis, based upon the number of shares held.

              (b) Reorganization or Merger. A reorganization or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this paragraph 2; provided that the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all of the assets of the Corporation shall be valued as follows:

              (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                          (ii)    If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                          (iii)   If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

                 (c) Noncash Distributions. If any of the assets of the Corporation are to be distributed other than in cash under this paragraph 2 or for any purpose, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

           3.    Voting Rights.

                 (a) The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon all matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to paragraph 5 herein or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

                 (b) Notwithstanding the foregoing, as long as more than 800,000 shares of Preferred Stock are outstanding, the holders of Preferred Stock, voting as a class, shall have the right to elect two members of the Corporation's board of directors. The holders of Common Stock, voting as a single class, shall have the right to elect all other members of the Corporation's board of directors. Notwithstanding any Bylaw provisions to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such a director, all in accordance with the applicable provisions provided in the General Corporation Law of the State of Delaware.

            4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert. Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. Upon the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the initial Conversion Price per share of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series B1 Preferred Stock shall be $1.00, $1.00, $4.00 and $4.00, respectively. The per share Conversion Value of the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock and the Series B1 Preferred Stock shall be $1.00, $1.00, $4.00 and $4.00, respectively. The initial Conversion Price of the Series A Preferred Stock, the Series A1 Preferred Stock, the Series B Preferred Stock and the Series B1 Preferred Stock shall be subject to adjustments from time to time as provided below. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                 (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $10,000,000 at a per share issuance price of at least $5.00 per share.

                 (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to paragraph 4(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to paragraph 4(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in paragraph 4(b)) and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date.

                 (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the Corporation. Whether or not fractional shares of Common Stock are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 (e)      Adjustment of Conversion Price.

                          (i)     Special Definitions.  For purposes  of this
paragraph 4(e), the following definitions shall apply:

                     (A)          "Excluded Stock" shall mean:

                                  (1)       all shares of Common Stock issued
and outstanding on the date this document is filed with the Delaware Secretary of State and all shares of Common Stock issued or issuable upon conversion of Preferred Stock; and

                                  (2)      all shares of Common Stock or other
securities issued or issuable to officers, directors, consultants or employees of the Corporation or lessors, lenders or licensors to the Corporation which are approved by of the board of directors of the Corporation. All outstanding shares of Excluded Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 4(e)(iii) below.

                     (B) "Financing" means any issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a transaction with gross proceeds to the Corporation equal to or greater than $100,000 where the holders of Preferred Stock are offered an opportunity to purchase their Preferred Stock Pro Rata Share of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                     (C) "Preferred Stock Pro Rata Share" shall mean the amount determined by multiplying the total number of shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the Corporation in a Financing to all parties by a fraction, (x) the numerator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) held by such stockholder and (y) the denominator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) then outstanding plus any shares reserved for issuance pursuant to plans approved by the board of directors of the Corporation.

                                  (D)      "Series A Dilutive Issuance"  shall
mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue.

                                  (E)      "Series B Dilutive Issuance"  shall
mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue.

                                  (F)      "Participating Investor" shall mean
any holder of Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of either a Series A Dilutive Issuance or Series B Dilutive Issuance.

                                  (G)      "Non-Participating Investor" shall
mean any holder of Preferred Stock that is not a Participating Investor.

                          (ii)    Shadow Preferred.

                                  (A)        Series A Preferred Stock.  In the
event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series A Dilutive Issuance, each share of Series A Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series A Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series A1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series A Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series A Preferred Stock. Upon the conversion of Series A Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series A Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series A Dilutive Issuance.

                                  (B)       Series B Preferred Stock.  In the
event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series B Dilutive Issuance, each share of Series B Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series B Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series B1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series B Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series B Preferred

Stock. Upon the conversion of Series B Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series B Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series B1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series B Dilutive Issuance.

                          (iii)   Adjustment of Conversion Price for Issuance
of Common Stock. No adjustment in the Conversion Price of Series A1 Preferred Stock or Series B1 Preferred Stock shall be made in respect of the issuance of additional shares of Common Stock or securities exercisable for or convertible into Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi) hereof).

                          The Conversion Price of each series of Preferred
Stock shall be subject to adjustment from time to time as follows:

                          If the Corporation shall issue any Common Stock other
than Excluded Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi)), the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this paragraph 4(e)) be adjusted to a price equal to the quotient obtained by dividing:

                     (1)        an amount equal to the sum of

                                (x)     the total number of shares of Common
Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                                (y)     the consideration received by the
Corporation upon such issuance, by

                     (2)        the total number of shares of Common
Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately after the issuance of such Common Stock.

                     For the purposes of this clause (iii), the following provisions shall be applicable:

                                (A)     In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                                        (B)   In the case of the issuance of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                        (C)   In the case of the issuance of
(i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                                        (1)   the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                        (2)   the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                        (3)   on any change in the number of
shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such

Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                        (4)    on the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                          (iv)    If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                          (v)     If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of a series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                          (vi)    In case, at any time after the date hereof,
of any capital reorganization (other than a reorganization covered by paragraph 2(b) above), or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares of stock), the shares of a series of Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                          (vii)   All calculations under this paragraph 4 shall
be made to the nearest cent or to the nearest one hundredth (1/100) of a share of stock, as the case may be.

                          (viii)  For the purpose of any computation pursuant
to this paragraph 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations) or the closing sale price, if reported; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding shares of Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne by the challenging parties.

                 (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                 (g) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                 (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                 (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any right, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                 (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of stock as shall be sufficient for such purpose.

                 (k) Notices. Any notice required by the provisions of this paragraph 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                 (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares of Preferred Stock so converted shall upon such conversion cease to be a part of the authorized shares of stock of the Corporation.

            5.   Protective Provisions.

                 (a) Preferred Stock. In addition to any other class vote that may be required by law, so long as any of the Preferred Stock shall be outstanding the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a class:

                          (i)     Change of Rights.  Materially and adversely
alter or change the rights, preferences or privileges of the Preferred Stock;

                          (ii)    Create a New Class.  Create, or obligate
itself to create, any new class or series of shares of stock having preferences over or being on a parity with any outstanding shares of Preferred Stock as to dividends, assets, liquidation preferences, conversion rights or voting rights or being otherwise superior to or on a parity with any such preference or priority of any outstanding shares of Preferred Stock, or authorize or issue shares of stock of any class or series (or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation) having any such preference or priority or being otherwise superior to or being on a parity with any such preference or priority; or

                          (iii)   merge or consolidate with any other
Corporation or sell, lease, or convey substantially all of the assets of the corporation or otherwise effect a recapitalization or reorganization of the Corporation.

                                       VI

         1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of Delaware.

         2. Indemnification of Corporate Agents. This Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under the laws of the State of Delaware.

         3.    Repeal or Modification.   Any repeal or modification of the
foregoing provisions of this Section VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                       VII

         The Corporation is to have perpetual existence.

                                       VIII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

                                       IX

         The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the bylaws of the Corporation.

                                       X

         The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                       XI

         Meeting of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                       XII

         Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

                                       XIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   EXHIBIT C

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT C

                             SCHEDULE OF EXCEPTIONS


         This Schedule of Exceptions, dated as of August 30, 1996, is made and given pursuant to Section 3 of the SpectRx, Inc. Series B Preferred Stock Purchase Agreement dated August 30, 1996 (the "Agreement"). The Section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under this Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

         3.3 Subsidiaries. The Company is currently in the process of forming a subsidiary (the "Subsidiary") for the purpose of commercializing certain technology of the Company. The Company intends to own approximately 65% of the Subsidiary, and the remaining stock of the Subsidiary will be owned by the Subsidiary's management.

         3.4 Capitalization. One of the warrants outstanding as of the Closing, for the purchase of up to 824,000 shares of Common Stock, is not currently exercisable and will only become exercisable upon the occurrence of certain events as specified in the warrant.

         3.7     Agreements; Action.

         - The Company has entered into an agreement with one of its officers, Jonathon Eppstein, Vice President of Research and Development (the "Officer"), and two corporations controlled by the Officer, pursuant to which the Company received a license to certain technology owned by the Officer's corporations. In return, the Company paid a license fee, agreed to pay a royalty and issued a warrant to the corporations which, upon the occurrence of certain events, will become exercisable.

         - Mark Samuels and Keith Ignotz, the Company's chief executive officer and chioef operating officer, respectively, purchased shares of Common Stock of the Company and paid for such shares by delivering a promissory note to the Company. The aggregate amount owed under the notes was approximately $48,525 as of the Closing.

         - The Company has entered into a development and licensing agreement with Boehringer Mannheim Corporation.

         - The Company has entered into a development and licensing agreement with Healthdyne Technologies.

         - The Company has entered into a development and licensing agreement with Teijin Limited.

         -       The Company has entered into a licensing agreement with Joseph
                 R. Lakowicz.

         - The Company has entered into a licensing agreement with M.D. Andersen Cancer Center, University of Texas.

         - The Company has entered into a licensing agreement with Georgia Institute of Technology.

         3.10 Litigation, etc. The Company has received a demand notice for payment of a $20,000 license fee due under an expired license from Martin Marietta Energy Systems. The Company is presently in the process of negotiating a resolution of this dispute.

         3.16    Patents and Trademarks

         The Company purchased all of the technology and other intellectual property, relating to non-invasive means of diagnosing disease through the use of fluorescence spectroscopy, of Laser Atlanta Optics, Inc.

                                   EXHIBIT D

                       PROPRIETARY INFORMATION AGREEMENT

                                 SPECTRX, INC.

                   EMPLOYEE PROPRIETARY INFORMATION AGREEMENT



      As a condition of my employment with Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

      1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

      2.    Confidential Information.

            (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

            (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

            (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

      3.    Inventions.

            (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as "Prior Inventions"); or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into any invention, improvement, development, product, copyrightable material or trade secret any invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such product, process or machine.

            (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

            (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

            (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

            (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

            (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies under the provisions of Exhibit B attached hereto. I will advise the Company promptly in writing of any inventions that I believe meet the criteria of Exhibit B.

      4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

      5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "TERMINATION CERTIFICATION" attached hereto as Exhibit C.

      6. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

      7.    Solicitation of Employees.  I agree that for a period of twelve
(12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

      8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

      9.    Arbitration and Equitable Relief.

            (a) Arbitration. Except as provided in Section 9(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Norcross, Georgia in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

            (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

      10.   General Provisions

            (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Georgia. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Georgia for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

            (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

            (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

            (d) Successors and Assigns. This Agreement may not be assigned without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date:__________________

                                   ______________________________
                                                         (Name)


_____________________
Witness

                                   EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                                                                   Identifying
                                                                                                    Number of
          Title                                       Date                                      Brief Description
--------------------------                 -----------------------                              -----------------





__    No inventions or improvements

__    Additional Sheets Attached


Signature of Employee:  ___________________________
                                                    (Name)

Date: _______________________

                                   EXHIBIT B


                            EXCEPTION TO ASSIGNMENTS


      The assignment provisions shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

            (2) Result from any work performed by the employee for the employer.

                                   EXHIBIT C


                                 SPECTRX, INC.

                           TERMINATION CERTIFICATION


      This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

      I further certify that I have complied with all the terms of the Company's Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

      I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

      I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:__________________

                                             ______________________________
                                                                     (Name)

                                   EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT E

                                 SPECTRX, INC.

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


          This Amended and Restated Registration Rights Agreement (the "Agreement") amends and restates each of the Prior Registration Rights Agreements (as defined in Section 1 hereof) and is effective as of August 30, 1996 by and among SpectRx, Inc., a Delaware corporation (the "Company"), the holders of Registrable Securities (as such term is defined in the Prior Registration Rights Agreements) and the purchasers of the Company's Series B Preferred Stock.

          NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the agreements pursuant to which the holders of Registrable Securities acquired their Registrable Securities in the Company, the parties hereby agree as follows:

          1. Amendment of Prior Registration Rights Agreements. This Agreement amends and restates each of the Prior Registration Rights Agreements in their entirety. Such amendment and restatement is effective upon the execution of this Agreement by the holders of at least a majority of the Registrable Securities (as such term is defined in the Prior Registration Rights Agreements) outstanding as of the date of this Agreement. For purposes of this Agreement, the term "Prior Registration Rights Agreements" shall mean, collectively, (i) that certain Amended and Restated Registration Rights Agreement dated April 6, 1994, (ii) that certain Amended and Restated Registration Rights Agreement dated April 14, 1994, and (iii) that certain Amended and Restated Registration Rights Agreement dated June 15, 1994.

          2. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Act" shall mean the Securities Act of 1933, as amended.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  "Holder" shall mean any person owning or having the right to acquire Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with paragraph 11 hereof.

                  "Initiating Holders" shall mean any Holders who in the aggregate possess more than 50% of the Registrable Securities.

                  "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" shall mean (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series A1 Preferred Stock, (iii) the Common Stock issuable upon conversion of the Series A Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 6, 1994, (iv) the Common Stock issuable upon conversion of the Series A Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated April 29, 1994, (v) the Common Stock issuable upon conversion of the Series A Preferred Stock issuable or issued upon exercise of certain warrants issued pursuant to the Note and Warrant Purchase Agreement dated June 15, 1994, (vi) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Series B1 Preferred Stock, and (viii) any Common Stock or other securities issued or issuable with respect to such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock or Common Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to such Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock or Common Stock; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (ii) sold by a person in a transaction in which their rights under this Agreement are not assigned.

                  "Registration Expenses" shall mean all expenses, except Selling Expenses as otherwise stated below, incurred by the Company in complying with paragraphs 3, 4 and 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the securities registered by the Holders, and any fees and expenses of special counsel of a selling stockholder.

          3.      Requested Registration.

                  (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 80% of the shares of Registrable Securities held by them (or any lesser number of shares of Registrable Securities having an expected aggregate offering price, net of underwriting discounts and commissions, greater than $7,500,000), the Company will:

                           (i)      promptly give written notice of the
proposed registration, qualification or compliance to all other Holders; and

                           (ii)     as soon as practicable, use its
best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

                           Provided, however, that the Company shall not be
obligated to take any action to effect any such registration, qualification or compliance pursuant to this paragraph 3:

                           (1)     In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                           (2)     Prior to the earlier of (i) September 1,
1998 or (ii) six months after the effective date of the Company's first registered public offering of its stock;

                           (3)     During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                           (4)     After the Company has effected two such
registrations pursuant to this paragraph 3(a), and such registrations have been declared or ordered effective; or

                           (5)     If the Company shall furnish to such Holders
a certificate signed by the President of the Company that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this paragraph 3 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company may not make such certification more than once every calendar year.

                  Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders and in any event within one hundred eighty (180) days after receipt of such request.

                  (b) Underwriting. In the event that a registration pursuant to this paragraph 3 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to paragraph 3(a)(i). In such event, the right of any Holder to such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this paragraph 3, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this paragraph 3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          4.      Company Registration.

                  (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) in connection with the Company's initial public offering, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (i)      promptly give to each Holder written
notice thereof; and

                           (ii)     include in such registration (and
any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 4(a)(i). In such event the right of any Holder to registration pursuant to this paragraph 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

                  Notwithstanding any other provision of this paragraph 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration or exclude them entirely. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

                  If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          5.      Registration on Form S-3.

                  (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use

Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 5 in any calendar year. The substantive provisions of paragraph 4(b) shall be applicable to each registration under this paragraph 5.

                  (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this paragraph 5: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
(iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed at such time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company may not make such certification more than once every calendar year.

          6. Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions or fees of special counsel for a selling Holder) incurred in connection with (i) two registrations pursuant to paragraph 3 and (ii) all registrations pursuant to paragraphs 4 and 5 shall be borne by the Company.

          7. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred and twenty (120) days or until the distribution described in the Registration Statement has been completed;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          8.      Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this

Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

                  (c) Each party entitled to indemnification under this paragraph 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Securities Exchange Act of 1934, as amended.

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

                  (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          11. Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under paragraphs 3, 4 and 5 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 400,000 shares of Registrable Securities. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned, in connection with a distribution by such Holder, to any parent or subsidiary company or to any partner, former partner, or the estate of any such partner without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

          12. Standoff Agreement. Each Holder agrees, in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company enter into similar agreements.

          13. Termination of Registration Rights. All rights of the Holders under this Agreement shall terminate four (4) years from the date of the Company's initial public offering.

          14. Amendment of Registration Rights. Any provision of the Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          15. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under paragraph 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subparagraph 3(a)(ii)(2) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to paragraph 3.

          16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

          18. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          19. Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Holder, at such Holder's address set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders and each such other holder in writing.

          20. Severability. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          21. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          23. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this

Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

          24. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:                             SPECTRX, INC.


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------


INVESTORS:                             HILLMAN MEDICAL VENTURES 1993 L.P.,
                                                  a Delaware limited partnership

                                      By:  Hillman/Dover Limited
                                           Partnership, general partner

                                      By:  Wilmington Securities, Inc., its
                                           sole general partner


                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------


                                      NORO-MOSELEY PARTNERS II, L.P., a
                                       Georgia limited partnership

                                      By:  Moseley & Company, II,
                                           general partner


                                      By:
                                          --------------------------------------
                                           Jack R. Kelly Jr.

                                      Title: General Partner

                                      HILLMAN MEDICAL VENTURES 1994 L.P.,
                                       a Delaware limited partnership


                                      By:  Hillman/Dover Limited
                                           Partnership, general partner

                                      By:  Wilmington Securities, Inc., its
                                           sole general partner


                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------


                                      HILLMAN MEDICAL VENTURES 1995 L.P.,
                                       a Delaware limited partnership


                                      By:  Hillman/Dover Limited
                                           Partnership, general partner

                                      By:  Wilmington Securities, Inc., its
                                           sole general partner


                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------


                                      HILLMAN MEDICAL VENTURES 1996 L.P.,
                                       a Delaware limited partnership


                                      By:  Hillman/Dover Limited
                                           Partnership, general partner

                                      By:  Wilmington Securities, Inc., its
                                           sole general partner


                                      By:
                                          -------------------------------------
                                      Title:
                                             ----------------------------------

                                       ----------------------------------------
                                       Dean Maloof



                                       ----------------------------------------
                                       Frank Maloof



                                       ----------------------------------------
                                       Stephen G. Maloof



                                       ----------------------------------------
                                       Peter M. Mondalek



                                       ----------------------------------------
                                       Karen Etheridge



                                       ----------------------------------------
                                       William Chambers



                                       ----------------------------------------
                                       Rogers Badgett



                                       ----------------------------------------
                                       Michael P. Moore



                                       ----------------------------------------
                                       William Zachary, Jr.



                                       ----------------------------------------
                                       Dr. John Imhoff



                                       ----------------------------------------
                                       Keith D. Ignotz

                                        ---------------------------------------
                                        Richard Bowe, M.D.



                                        ---------------------------------------
                                        Joseph Calabro



                                        ---------------------------------------
                                        Dr. William Collins



                                        ---------------------------------------
                                        Steven Davis



                                        ---------------------------------------
                                        Emory J. Ethridge



                                        ---------------------------------------
                                        Jimmy Funderburke



                                        ---------------------------------------
                                        R. Andrew Garrett


                                        The Gavin Herbert, Inc. Successor Trust


                                        By:
                                            -----------------------------------

                                        Title:  Trustee


                                        By:
                                            -----------------------------------

                                        Title:  Trustee



                                        ---------------------------------------
                                        Randolf Lindblad, M.D.

                                         -----------------------------
                                         David Marco



                                         -----------------------------
                                         Mark Miehle



                                         -----------------------------
                                         Charles M. Phillips



                                         -----------------------------
                                         Dr. Lawrence Phillips


                                         POWERVISION, INC.


                                         By:
                                             -------------------------

                                         Title:
                                                ----------------------



                                         -----------------------------
                                         Dr. Dale Rorabaugh



                                         -----------------------------
                                         Mark A. Samuels




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

                                   EXHIBIT F

                                 LEGAL OPINION
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                                August 30, 1996



To the Purchasers Listed in
Exhibit A to the SpectRx, Inc.
Series B Preferred Stock Purchase Agreement
Dated as of August 30, 1996

Ladies and Gentlemen:

         Reference is made to the Series B Preferred Stock Purchase Agreement, dated as of August 30, 1996 (the "Agreement"), complete with all listed exhibits thereto, by and among SpectRx, Inc., a Delaware corporation (the "Company"), and the persons and entities listed in Exhibit A to the Agreement (the "Purchasers"), which provides for the issuance by the Company to the Purchasers of shares of Series B Preferred Stock of the Company (the "Series B Shares"). This opinion is rendered to you pursuant to Section 5.3 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Series B Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Purchasers in the Agreement and pursuant thereto are true and correct. We are also assuming that the Purchasers have purchased the Series B Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

         The opinions hereinafter expressed are subject to the following qualifications:

                 (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

                 (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

                 (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

                 (d) We express no opinion as to the enforceability of the indemnification provisions of Section 7 of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

                 (e) We are members of the Bar of the State of California and, except as set forth in paragraph 7 below with respect to the securities laws of other states, we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

         Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of Georgia.





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         2.      The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Series B Shares thereunder, to issue the Common Stock issuable upon conversion of the Series B Shares and to carry out and perform its obligations under the terms of the Agreement.

         3. The authorized capital stock of the Company consists of 15,000,000 shares of Common, 2,083,500 shares of which are issued and outstanding, 3,560,000 shares of Series A Preferred of which 3,103,784 shares are issued and outstanding, 3,560,000 shares of Series A1 Preferred none of which are issued and outstanding, 1,375,000 shares of Series B Preferred of which 1,172,071 shares of Series B Preferred are to be issued and outstanding, and 1,375,000 shares of Series B1 Preferred none of which are issued and outstanding. There are also options outstanding to purchase an aggregate of 458,351 shares of Common Stock and warrants to purchase an aggregate of 1,268,643 shares of Common Stock and 360,000 shares of Series A Preferred Stock. All such issued and outstanding shares of Preferred Stock and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company or, to our knowledge, in any agreement to which the Company is a party. The Common Stock issuable upon conversion of the Series B Shares has been duly and validly reserved, and when issued in accordance with the Company's Certificate of Incorporation will be validly issued, fully paid and nonassessable. The Series B Shares issued under the Agreement will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company, or, to our knowledge, in any agreement by which the Company is a party, except as specifically provided in the Agreement and in that certain Series A Preferred Stock Purchase Agreement dated as of February 5, 1993; provided, however, that the Series B Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the Agreement. To our knowledge, except for rights described in the Agreement and the Certificate of Incorporation, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

         4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Agreement by the Company, the authorization, sale, issuance and delivery of the Series B Shares (and the Common Stock issuable upon conversion thereof) and the performance of the Company's obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         5. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Series B Shares (and the Common Stock issuable upon conversion thereof), do not violate any provision of the Certificate of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement, and the issuance of the Series B Shares (and the Common Stock issuable upon conversion thereof) do not violate, or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.





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         6.      Except as identified in the Agreement, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Agreement or any action taken or to be taken by the Company in connection therewith.

         7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Series B Shares (and the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated by the Agreement, except (a) filing of the Amended and Restated Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the Delaware General Corporation Law and other applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Series B Shares (and the Common Stock issuable upon conversion thereof) and the modification of rights of shareholders contemplated by the Agreement. The filing referred to in clause (a) above has been accomplished and is effective. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

         8. Subject to the accuracy of the Purchasers' Representations and Warranties in Section 4 of the Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Series B Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

         This opinion is furnished to the Purchasers solely for their benefit in connection with the purchase of the Series B Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                               Very truly yours,

                               WILSON SONSINI GOODRICH & ROSATI



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